UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

TPC Group Inc. (the “Company”) will participate in a conference call and webcast at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, March 4, 2011 to discuss the quarterly results. Financial information supplemental to the conference call is available on the Company’s website at www.tpcgrp.com and attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above and in Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

The slide presentation includes statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein. The slide presentation also contains non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the slide presentation.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the slide presentation furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Second Quarter Transition Period 2010 – Supplemental Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: March 4, 2011	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Second Quarter Transition Period 2010 – Supplemental Financial Information